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                                                                      Exhibit 21


Subsidiaries of News Communications, Inc.:


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     Name                                  State of Incorporation
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     News Communications, Inc.             Nevada
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     Dan's Papers, Inc.                    New York
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     Capitol Hill Publishing Corp.         New York
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     Tribco Inc.                           New York
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     Parkchester Publishing Co., Inc.      New York
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     NCNG Liquidating Corp.                New York
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